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                                                                     Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT



          REGISTRATION RIGHTS AGREEMENT, dated as of January 23, 2001 (this "Agreement"), among Viacom Inc., a Delaware corporation (the "Company"), Robert
----------                                                    -------
L. Johnson ("RLJ") and Johnson Children's Insurance Trust (the "Trust") (RLJ and
             ---                                                -----
the Trust individually also, a "Stockholder" and collectively, the
                                -----------
"Stockholders").
 ------------

          WHEREAS, pursuant to the Agreement and Plan of Merger dated as of November 2, 2000, among the Company, Robert L. Johnson, Johnson Children's Insurance Trust, Liberty Media Corporation, Sheila Johnson, Debra Lee, OTB Acquisition Corp. and BET Holdings II, Inc. (the "Agreement and Plan of
                                                  ---------------------
Merger"), BET Holdings II, Inc. will merge with and into OTB Acquisition Corp;
------

          WHEREAS, upon consummation of the transactions contemplated by the Agreement and Plan of Merger, the Stockholder will beneficially own the shares of non-voting, Class B common stock of the Company, $.01 par value (the "Common
                                                                         ------
Stock") set forth opposite the Stockholder's name in Schedule I hereto (together
-----
with any Common Stock or other securities of the Company issued as a dividend or other distribution with respect thereto, or in exchange therefore, or in replacement thereof, the "Company Common Stock"); and
                          --------------------

          WHEREAS, the Company and the Stockholder now wish to enter into this Agreement to set forth their understanding as to the registration rights of the Stockholder with respect to the Company Common Stock;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Company and the Stockholder hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01. Definitions. (a) As used in this Agreement, the
                        -----------
following terms shall have the following meanings:

          "Affiliate" has the meaning set forth in Rule 12b-2, as in effect on
           ---------
the date hereof, under the Exchange Act.

          "beneficially own" has the meaning set forth in Rule 13d-3, as in
           ----------------
effect on the date hereof, under the Exchange Act.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which banks are required or authorized by law to be closed in The City of New York.

          "Closing Date" has the meaning set forth in the Agreement and Plan of
           ------------
Merger.

          "Commission" means the U.S. Securities and Exchange Commission and any
           ----------
successor agency.

          "Exchange Act" means the United States Securities Exchange Act of
           ------------
1934, as amended.

          "Holder" means the Stockholder, any Permitted Transferee and any
           ------
Pledgee.

          "Market Value" means, with respect to any Registrable Stock, on any
           ------------
day, the number of shares of such Registrable Stock multiplied by the weighted average 20 trading day period ending in the preceding day.

          "Permitted Transferee" means in the case of RLJ, (a) spouses, lineal
           --------------------
descendants and members of RLJ's immediate family or trusts for their benefits,
(b) any Person identified to the Company prior to any transfer of Registrable Stock thereto pursuant to Section 3.01, or (c) upon RLJ's death, his executors, administrators, testamentary trustees, legatees, heirs and beneficiaries.

          "Person" means any individual, firm, corporation, partnership, limited
           ------
partnership, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

          "Register," "registered" and "registration" shall refer to a
           --------    ----------       ------------
registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Stock" means the Stockholder Shares and any securities
           -----------------
issued or issuable with respect to any Stockholder Shares by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (i) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (ii) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of this Agreement, or any portion thereof, are not assigned pursuant to the terms hereof, or (iii) such Registrable Stock is eligible for sale under Rule 144(k) without any volume, manner of sale or other restriction.

          "Registration Period" means the period beginning on the date hereof
           -------------------
and ending on the fifth anniversary of such date.

          "Securities Act" means the United States Securities Act of 1933, as
           --------------
amended.

          "Selling Holder" means any Holder whose Registrable Stock is included
           --------------
at the request of such Holder in any Registration Statement filed pursuant to
Article II of this Agreement.

          "Stockholder Shares" means the shares of Company Common Stock issued
           ------------------
by the Company to the Stockholder pursuant to the Agreement and Plan of Merger.

          "Subsidiary" means, with respect to the Stockholder, (x) any
           ----------
partnership of which the Stockholder or any of its Subsidiaries is a general partner or (y) any other entity in which the Stockholder or any of its Subsidiaries owns or has the power to vote more than 50% of the equity interests in such entity having general voting power to participate in the election of the governing body of such entity.

All other capitalized terms not defined herein shall have the meaning set forth in the Agreement and Plan of Merger.

                                  ARTICLE II

                              Registration Rights
                              -------------------

          SECTION 2.01. Restrictive Legend.  (a) Each certificate representing
                        ------------------
shares of Registrable Stock shall, except as otherwise provided in this Section
2.01 or in Section 2.02, be stamped or otherwise imprinted with a legend substantially in the following form:

          THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

          (b) The Company shall, at the request of a Holder, remove from each certificate evidencing Stockholder Shares the legend described in Section 2.01(a) if in the opinion of counsel to the Holder reasonably satisfactory to the Company the securities evidenced thereby may be publicly sold without registration under the Securities Act.

          SECTION 2.02. Notice of Proposed Transfer. Except for bona fide
                        ---------------------------
pledges, prior to any proposed transfer of any shares of Registrable Stock (other than to a Permitted Transferee as described in Section 3.01 or under the circumstances described in Sections 2.03 or 2.04), the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such Registrable Stock shall be entitled to transfer such Registrable Stock as set forth in such notice. Each certificate for Registrable Stock transferred as above provided shall bear the legend set forth in the last paragraph of Section 2.01(a), except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act) or
(ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this
Section 2.02 shall not apply to securities that are not required to bear the legend prescribed by Section 2.01(a) in accordance with the provisions of
Section 2.01.

          SECTION 2.03. Request for Registration. (a) On any Business Day during
                        ------------------------
the Registration Period, the Stockholder (or any Holder to which the Stockholder has assigned its right to initiate a registration and as to which the Stockholder has given prior written notification to the Company of such assignment ("Assignment Notification")) holding Registrable Stock outstanding
             -----------------------
having a minimum value of $50,000,000 (based on the current market price of such Registrable Stock) (the "Initiating Holder") may request in a written notice
                         -----------------
that the Company file a registration statement under the Securities Act (or a similar or successor document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of Registrable Stock then held by such Initiating Holders. Following receipt of any notice under this Section 2.03, the Company shall (i) within 10 Business Days notify any other Holders of Registrable Stock of such request in writing and (ii) use all commercially reasonable efforts to cause to be registered under the Securities Act all Registrable Stock that the Initiating Holders and any such other Holders have, within 10 Business Days after such Holders' receipt of such notice, requested be registered in accordance with the manner of disposition specified in such notice by the Initiating Holder.

          (b) If the Initiating Holder intends to have the Registrable Stock distributed by means of an underwritten offering, the Selling Holders and the Company shall enter into an underwriting agreement and other ancillary agreements (such as a custody agreement) in customary form with the underwriter or underwriters. The Company will select the underwriter for such offering, subject to the reasonable approval of the Initiating Holder. All of the representations and warranties by, and the other agreements on the part of, the Company in the underwriting agreement and other ancillary agreements to and for the benefit of such underwriters, shall, except as they relate to information provided to the Company in writing by the Selling Holders for purposes of the proposed underwriting and registration, also be made to and

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for the benefit of such Selling Holders of Registrable Stock for the limited purpose of their participation in such offering. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, the Registrable Stock of such Selling Holder and such Selling Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriter. If any Selling Holders disapprove of the terms of the underwriting, such Holder may elect to withdraw from registration all its Registrable Stock by written notice to the Company, the managing underwriter and the Initiating Holders.

          (c) Notwithstanding any provision of this Agreement to the contrary,

                 (i) if the Company shall furnish to the Selling Holders a certificate signed by the Chief Executive Officer or the President of the Company stating that in the Company's good faith opinion such registration would be adverse to the Company in any material respect or would materially interfere with any material transaction then being pursued by the Company, then the Company's obligation to use all commercially reasonable efforts to file a registration statement shall be deferred, provided that (A) the period of any such deferral shall
                       --------
          terminate upon public disclosure of any such material transaction, (B) the Company shall not obtain any deferral under this Section 2.03(c)(ii) more than two times in any twelve-month period, (C) each deferral under this Section 2.03(c)(ii) shall not exceed 60 days in the aggregate, and (D) such deferral shall not be effective unless each director, officer and other holder entitled to registration rights with respect to the Company Common Stock is or agrees to be subject to deferral provisions substantially equivalent to those contained herein;

               (ii) The Company shall not be required to effect a registration pursuant to this Section 2.03 during the period starting 7 days prior to the date of filing by the Company of, and ending on a date 90 days following the effective date of, a registration statement (or such earlier date upon which the Company withdraws such registration statement prior to effectiveness or ceases to pursue the effectiveness of such registration statement or the registration statement, once effective, ceases to be effective for any reason) pertaining to a public offering of securities for the account of the Company, or on behalf of the selling stockholders, under any other registration rights agreement which the Holders have been entitled to join pursuant to Section 2.04; and

               (iii) The Company may, with respect to any registration pursuant to this Section 2.03, include in such registration any shares of Company Common Stock to be issued or sold by the Company, or to be sold by any o ther selling stockholders exercising rights pursuant to a registration rights agreement; provided, however, that if, in the
                                           --------  -------
          written opinion of the managing underwriter, the total amount of such securities to be so registered, including such Registrable

          Stock, will exceed the maximum amount of the Company's securities that can be marketed (i) without materially and adversely affecting the price at which securities are sold in such offering, or (ii) without otherwise materially and adversely affecting the entire offering, then the number of Registrable Stock and other shares of Company Common Stock proposed to be included in such registration shall be included in the following order:

                    (1)    first, the Registrable Stock requested to be included
                           -----
               in such registration by the Selling Holders;

                    (2)    second, any other stockholders who have a right to
                           ------
               participate in such registration;

                    (3)    third, any Company Common Stock to be issued or sold
                           -----
               by the Company; and

                    (4)    fourth, shares of Company Common Stock to be sold by
                           ------
               any such other selling stockholders (or, if less than all such shares are included in such registration, the shares held by each such other selling stockholder on a pro rata basis, based on the number of shares owned by such other selling stockholder thereof at the Registration Date).

          (d) In the first year following the Closing (as defined in the Agreement and Plan of Merger) the Company shall be obligated to effect and pay for (i) a maximum of one registration pursuant to this Section 2.03 plus (ii) a maximum of two more registrations solely exercisable by any Pledgee with respect to shares of Registrable Stock pledged in accordance with Section 3.01(a) of this Agreement; provided, that a registration requested pursuant to this Section
                --------
2.03 shall not be deemed to have been effected for purposes of this Section 2.03(d) unless (A) it has been declared effective by the Commission, (B) it has remained effective for the period set forth in Section 2.05(a), (C) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such stop order, injunction, or other requirement of the Commission prompted by any act or omission of Selling Holders), and (D) the Selling Holders have been permitted to include in such registration statement not less than 80% of the Registrable Stock requested for inclusion by the Holders in such registration statement.

          SECTION 2.04.  Incidental Registration.  (a) Subject to Section 2.08,
                         -----------------------
if at any time the Company determines that it shall file a registration statement under the Securities Act for the registration of Company securities in a firm commitment underwritten public offering (other than the registration of an offer and sale of securities pursuant to an employee or similar benefit plan, registered on Form S-8 or comparable form; or relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or comparable rule, registered on Form S-4 or similar forms or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf or on behalf of the Company or selling holders of its securities for the general registration of Company Common Stock to be sold for cash, the Company shall each such time promptly give the Holders (other than Pledgees), written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 15 Business Days from the date of such notice, and advising the Holders of their right to have any or all of the Registrable Stock included in such registration; provided, that such notification requirement and the Holder's
              --------
right to have Registrable Stock included in such registration expire after any Holder has actually participated twice in a registration under this Section
2.04. Upon the written request of any Holder received by the Company no later than 10 Business Days after the date of delivery of the Company's notice, the Company shall use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Stock that each such Holder has so requested to be registered, subject to reduction in accordance with paragraph
(b) of this Section.

          (b) If, in the written opinion of the managing underwriter, the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities that can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall be entitled to reduce the number of shares of Registrable Stock to be sold in such offering by the Holders and any other stockholder of the Company offered the opportunity to participate in such offering, and subject thereto, in the following order: (A) first, in proportion
                                                           -----
(as nearly as practicable) to the number of shares of Company Common Stock held, at the time of filing the registration statement, by each stockholder (other than a Holder) of the Company who has been offered the opportunity, but who has no right, to participate in such offering; and (B) second, in proportion (as
                                                   ------
nearly as practicable) to the number of shares of Company Common Stock requested to be registered under such registration statement by the Initiating Holder at the time of filing the registration statement, by each Holder and each other stockholder of the Company who has a right to participate in such offering.

          (c) A request by Holders to include Registrable Stock in a proposed registration pursuant to Section 2.04(a) shall not be deemed to be one of its request registration rights granted pursuant to Section 2.03.

          SECTION 2.05.  Obligations of the Company.  Whenever required under
                         --------------------------
Section 2.02 to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Stock which, subject to Section 2.03(c), shall be filed as soon as practicable, but in no event later than 90 days after written notice requesting a registration statement under Section 2.03 has been received by the Company and use all commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter; provided that the Company
                                                       --------
shall not be required to keep any Registration Statement effective for more than 60 days;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement and, as may be necessary to complete the contemplated distribution of the Registrable Stock, to keep such Registration Statement effective for a reasonable period not to exceed 60 days and promptly notify the Holders of any stop order issued or, to the Company's knowledge, threatened to be issued by the Commission and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (c) furnish to the Selling Holders such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) and any amendments or supplements thereto in conformity with the requirements of the Securities Act and any exhibits filed therewith and such other documents and information as they may reasonably request;

          (d) use all commercially reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Stock covered by the registration statement; provided, however, that
                                                         --------  -------
the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the
                                              --------  -------
Company shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that any Selling Holder submit any shares of its Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless such Selling Holder agrees to do so;

          (e) promptly notify each Selling Holder for whom such Registrable Stock is covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Sections 2.04(a) and (b) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus;

          (f) furnish, at the request of any Holder requesting registration of Registrable Stock pursuant to Section 2.03, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, as to such matters as such underwriters may reasonably request and as would be customary in such a transaction; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request and as would be customary in such a transaction;

          (g) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

          (h) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission;

          (i) use reasonable best efforts to list the Registrable Stock covered by such registration statement with each securities exchange or automated quotation system on which the Company Common Stock is then listed;

          (j) the Company shall promptly make available for inspection by any Selling Holder or underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents
 ----------
and properties of the Company (collectively, the "Records"), as shall be
                                                  -------
reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

          (k) the Company shall provide a CUSIP number for the Registrable Stock included in any registration statement not later than the effective date of such registration statement; and

          (l) the Company shall during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

For purposes of Sections 2.05(a) and 2.05(b), subject to the limitations set forth therein, the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and 60 days after the effective date thereof.

          SECTION 2.06.  Additional Holder Obligations.  (a)  It shall be a
                         -----------------------------
condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding themselves, their relationship with the Company and its Affiliates, their beneficial ownership of Company Common Stock, the Registrable Stock held by them, and the intended method of disposition, if any, of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

          (b) The Company may, upon written notice to such Selling Holder, suspend such Selling Holder's use of the prospectus for a reasonable period if the Company in its reasonable judgment believes it may possess material non-public information the disclosure of which at that point in time in its reasonable judgment would materially interfere with any acquisition, financing or other material event or transaction which is then intended or would be materially prejudicial to the Company. Each Selling Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(e) or this Section 2.06(b), such Selling Holder will forthwith discontinue disposition of such Registrable Stock covered by the registration (other than in transactions exempt from the registration requirements under the Securities Act) until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(e), or until it is advised in writing (the "Advice") by the Company that
                                                 ------
the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. If the Company shall give any such notice, the Company shall extend the period during which the registration shall be maintained effective as provided herein by the number of days during such period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received (x) the copies of the supplemented or amended prospectus contemplated by Section 2.05(e) or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

          (c) Each Selling Holder understands that information provided to it pursuant to any notice under Sections 2.05 or 2.06(b) or otherwise pursuant to this Agreement may contain confidential information, as reasonably designated in writing by the Company, and agrees that unless such information otherwise becomes generally known to the public to maintain such information in confidence and not use such information for its own benefit other than as expressly contemplated by this Agreement.

          (d) Each Selling Holder agrees to comply with the prospectus delivery requirements under the Securities Act in connection with the sale of any Registrable Stock pursuant to a registration statement filed hereunder.

          SECTION 2.07.  Expenses of Registration.  All expenses incurred by the
                         ------------------------
Company in connection with each registration pursuant to Sections 2.03 and 2.04 of this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, the fees and disbursements of counsel for the Company, shall be paid by the Company; provided, however, that if a registration request pursuant to Section 2.03 is
--------  -------
subsequently withdrawn by the Holders of a number of Registrable Stock such that the remaining Holders requesting registration would not have been able to request registration under the provisions of such Section 2.03, the Company shall not be required to pay any expenses of such registration proceeding, and such withdrawing Holders shall bear all such expenses. The Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account and the fees and disbursements of their accountants and counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

          SECTION 2.08.  Underwriting Requirements.  In connection with any
                         -------------------------
underwritten offering, the Company shall not be required under Section 2.04 to include shares of Registrable Stock in such underwritten offering unless the Holders of such shares of Registrable Stock accept the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Holders.

          SECTION 2.09.  Indemnification.  In the event any Registrable Stock is
                         ---------------
included in a registration statement under this Agreement:

          (a) The Company shall indemnify and hold harmless each Selling Holder, such Selling Holder's directors, officers, agents, trustees and stockholders, and each Person who participates in the offering of such Registrable Stock, including underwriters (as defined in the Securities Act), and each Person, if any, who controls such Selling Holder or participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and shall reimburse each such Selling Holder, such Selling Holder's directors, officers, agents, trustees, stockholders, and such participating Person or controlling Person for any legal or other fees and expenses reasonably incurred by them (but not in excess of fees and expenses incurred in respect of one counsel for all of them (plus one additional counsel serving solely as local counsel), subject to the limitations set forth in Section 2.09(c)) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that
                                                                --------
the Company shall not be liable to any Selling Holder, such Selling Holder's directors, officers, agents, trustees and stockholders, and participating Person or controlling Person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Selling Holder, such Selling Holder's directors, officers, agents, trustees and stockholders, and participating Person or controlling Person or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto corrected in a final or amended registration statement or prospectus if such Selling Holder or underwriter received written notice of such final or amended prospectus prior to the confirmation of any sale but failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Stock to the person asserting such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Selling Holder, such Selling Holder's directors, officers, agents, trustees and stockholders, and participating Person or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

          (b) Each Selling Holder requesting or joining in a registration, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Selling Holder expressly for use in connection with such registration; and each such Selling Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the liability of each Holder hereunder shall be limited to the
--------
aggregate net proceeds received by such Selling Holder from the sale of Registrable Stock covered by such registration statement. consent, but if settled with its written

          (c)  Promptly after receipt by an indemnified party under this Section
2.09 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.09, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to those available to such indemnifying party, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or
(iii) in the reasonable opinion of such indemnified party representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel); provided, however, that an indemnified party
                                   --------  -------
shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 2.09, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment; provided that the indemnified party is otherwise
                        --------
entitled to indemnification pursuant to Section 2.09.

          (d)  (i)   To the extent any indemnification by an indemnifying party is prohibited or limited by law or is otherwise insufficient to hold the indemnified party harmless under paragraphs (a) and (b) above, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

               (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          SECTION 2.10  Rule 144.  The Company covenants that it will file any
                        --------
reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

                                  ARTICLE III

                                 Miscellaneous
                                 -------------

          SECTION 3.01. Transfer of Registration Rights.  (a) The Stockholder
                        -------------------------------
may (i) transfer shares of Registrable Stock together with the associated registration rights to any

Permitted Transferees and (ii) pledge or otherwise
transfer as security shares of Registrable Stock together with the associated registration tights to a banking or other lending institutions or entities (the "Pledgee") that provides, and in connection with, financing to RLJ; provided,
 -------                                                            --------
however, that (A) the transferring Holder shall give the Company notice at or
-------
prior to the time of such transfer or pledge stating the name and address of the transferee or pledgee and identifying the securities with respect to which the rights under this Agreement are to be transferred, (B) such transfer or pledge is subject to the restrictions contained in Sections 8.12 and 8.14(b) of the Agreement and Plan of Merger which which are incorporated herein by reference,
(C) such transferee or pledgee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement and by the provisions of the Agreement and Plan of Merger in so far as it pertains to the holding, owning and disposition of Registrable Stock, and (D) immediately following a transfer the further disposition of such securities by such transferee is restricted under the Securities Act.

          (b) Upon any transfer of shares of Registrable Stock other than as set forth in this Section 3.01 the registration rights attributable to such transferred Registrable Stock as described in this Agreement shall automatically terminate and be of no further force and effect as of the time of such transfer.

          SECTION 3.02.  Interpretation.  (a) The headings contained in this
                         --------------
Agreement and, in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          (c) If the Stockholder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all of its Registrable Stock, the Stockholder shall also retain its rights with respect to its Remaining Registrable Stock.

          (d) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include the Person's successors and permitted assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

          SECTION 3.03.  Amendments.  This Agreement may be amended by the
                         ----------
parties at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          SECTION 3.04.  Assignment.  Except where otherwise expressly provided
                         ----------
herein, this Agreement and the rights and obligations hereunder shall not be assignable or transferable by the parties hereto (except by operation of law in connection with a merger, or sale of substantially all the assets, of any party hereto) without the prior written consent of the other party hereto. Any attempted assignment in violation of this Section 3.04 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          SECTION 3.05.  No Third-Party Beneficiaries.  This Agreement is for
                         ----------------------------
the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. Notwithstanding the foregoing, the Persons entitled to indemnification pursuant to Section 2.09 hereof are intended, third-party beneficiaries of the provisions of that Section.

          SECTION 3.06.  Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.06):

                      (i)  if to the Company,

                           Viacom Inc.
                           1515 Broadway, 52/nd/ Floor
                           New York, NY 10036
                           Fax:  212-258-6099
                           Attn:  Michael D. Fricklas


                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY 10022
                           Fax:  212-848-7179

                           Attn:  Creighton Condon

                     (ii)  if to the Stockholder,
                           Robert L. Johnson
                           Johnson's Children's Insurance Trust
                           c/o Bank of New York

                           with a copy to:


          SECTION 3.07.  Counterparts.  This Agreement may be executed and
                         ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 3.08.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the rights, benefits and obligations originally contemplated by this Agreement be preserved to the fullest extent possible.

          SECTION 3.09.  Waiver of Jury Trial.  Each of the parties hereto
                         --------------------
hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
Section 3.09.

          SECTION 3.10.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by Delaware Law). All actions and proceedings arising out of or relating to this Agreement ("Actions") shall be heard and determined exclusively in any New York state or
  -------
federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    VIACOM INC.


                                    By      /s/  Michael D. Fricklas
                                        --------------------------------
                                        Name:    Michael D. Fricklas
                                        Title:   Executive Vice President,
                                                 General Counsel and
                                                 Secretary


                                    ROBERT L. JOHNSON


                                    By      /s/  Robert L. Johnson
                                        -----------------------------
                                        Name:    Robert L. Johnson
                                        Title:


                                    JOHNSON CHILDREN'S
                                    INSURANCE TRUST
                                    THE BANK OF NEW YORK, TRUSTEE


                                    By      /s/  Jory Zimmerman
                                        -----------------------------
                                        Name:    Jory Zimmerman
                                        Title:   Vice President,
                                                 The Bank of New York

                                  SCHEDULE I

                       OWNERSHIP OF COMPANY COMMON STOCK


Name                                                           Number of Shares
----                                                           ----------------

Robert L. Johnson                                              27,972,328

Johnson Children's Insurance Trust                                292,559